Exhibit 99.2

Wilhelmina Announces New Ticker Symbol - WHLM

DALLAS, Feb. 18 /PRNewswire-FirstCall/ -- Wilhelmina International, Inc. (OTC Bulletin Board: NCEH - News) announced today that the ticker symbol for its common stock will change from "NCEH" to "WHLM" effective at the start of trading tomorrow, February 19, 2009.  The ticker change follows the closing of the acquisition of Wilhelmina International, Ltd. and its affiliated companies last week.

Cautionary Note Regarding Forward-Looking Statements: Information in this press release that involves the expectations, plans, intentions or strategies of Wilhelmina International, Inc. ("Wilhelmina") regarding the future are forward-looking statements that are not facts and involve a number of risks and uncertainties.  In this release, they are identified by references to dates after the date of this release and words such as "will," "remains," "to be," "plans," "believes," "may," "expects," "intends," and similar expressions. Factors that could cause Wilhelmina's actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, Wilhelmina's success in integrating the operations of Wilhelmina International, Ltd. and its affiliated companies (the "Acquired Companies") in a timely manner, or at all, and Wilhelmina's ability to realize the anticipated benefits of the acquisition of the Acquired Companies to the extent, or in the timeframe, anticipated. Other such factors include any additional risk factors identified in Wilhelmina's definitive proxy statement filed with the Securities and Exchange Commission on December 22, 2008.  The forward-looking statements in this release are based upon information available to Wilhelmina as of the date of this release, and Wilhelmina assumes no obligation to update any such forward-looking statements.  Forward-looking statements believed to be true when made may ultimately prove to be incorrect.  These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from our current expectations.